                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /     Preliminary Proxy Statement

/X/     Definitive Proxy Statement

/ /     Definitive Additional Materials

/ /     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     Concentra Corporation
        ------------------------------------------------------------------------
        (Name of Registrant as Specified In Its Charter)

        ------------------------------------------------------------------------
        (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
           14a-6(i)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
           0-11.

           (1) Title of each class of securities to which transaction applies:

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           (2)      Aggregate number of securities to which transaction applies:

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           (3)      Per unit price or other underlying value of transaction
                    computed pursuant to Exchange Act Rule 0-11:

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           (4)      Proposed maximum aggregate value of transaction:

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           (5)      Total fee paid:

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/ /        Fee paid previously with preliminary materials.

/ /        Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

           (1)      Amount Previously Paid:

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           (2)      Form, Schedule or Registration Statement No.:

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
                              CONCENTRA CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 AUGUST 30, 1996

         You are hereby notified that the annual meeting of stockholders (the "Annual Meeting") of Concentra Corporation (the "Company") will be held on August 30, 1996 at 2:00 p.m. at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts 01730, for the following purposes:

         1.    To elect two (2) directors for a term of three years.

         2. To approve the adoption by the Board of Directors of an amendment to the Company's 1993 Stock Plan (the "1993 Stock Plan") to increase by 250,000 the number of shares of Common Stock authorized for issuance under the 1993 Stock Plan.

         3. To ratify the action of the Board of Directors in appointing Coopers & Lybrand L.L.P. as the Company's auditors for the 1997 fiscal year.

         4. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on July 23, 1996 as the record date for the Annual Meeting. Only stockholders on the record date are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

                                        By order of the Board of Directors,



                                        WILLIAM E. KELLY,
                                        SECRETARY

July 26, 1996

IMPORTANT: IN ORDER TO SECURE A QUORUM AND TO AVOID THE EXPENSE OF ADDITIONAL PROXY SOLICITATION, PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING PERSONALLY. YOUR COOPERATION IS GREATLY APPRECIATED.

                              CONCENTRA CORPORATION

                                EXECUTIVE OFFICES
                                 21 North Avenue
                         Burlington, Massachusetts 01803

                                 PROXY STATEMENT

                       SOLICITATION AND VOTING OF PROXIES

         This proxy statement and the accompanying proxy card are being mailed by Concentra Corporation (the "Company") to the holders of record of the Company's outstanding shares of Common Stock, $.00001 par value ("Common Stock"), commencing on or about July 26, 1996. The accompanying proxy is solicited by the Board of Directors of the Company for use at the annual meeting of stockholders to be held on August 30, 1996 (the "Annual Meeting") and at any adjournment or adjournments thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees may assist in the solicitation of proxies by mail, telephone, telegraph, telefax, telex, in person or otherwise, without additional compensation.

         When a proxy is returned, prior to or at the Annual Meeting, properly signed, the shares represented thereby will be voted by the proxies named in accordance with the stockholder's instructions indicated on the proxy card. You are urged to specify your choices on the enclosed proxy card. If the proxy is signed and returned without specifying choices, the shares will be voted FOR the election of directors as set forth in this Proxy Statement, FOR approval of the amendment to the 1993 Stock Plan, FOR ratification of the appointment of Coopers & Lybrand, L.L.P. as the Company's auditors for the upcoming fiscal year, and in the discretion of the proxies as to other matters that may properly come before the Annual Meeting. Sending in a proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. A proxy may be revoked by notice in writing delivered to the Secretary of the Company at any time prior to its use, by a written revocation submitted to the Secretary of the Company at the Annual Meeting, by a duly-executed proxy bearing a later date, or by voting in person by ballot at the Annual Meeting. A stockholder's attendance at the Annual Meeting will not by itself revoke a proxy.

                        VOTING SECURITIES AND RECORD DATE

         The only outstanding class of stock of the Company is its Common Stock. Each share of Common Stock is entitled to one vote per share. The Board of Directors has fixed July 23, 1996 as the record date for the Annual Meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. On July 23, 1996, there were issued and outstanding 5,348,555 shares of Common Stock.

         The Company's Restated Certificate of Incorporation and Restated By-laws provide that a quorum shall consist of the representation in person or by proxy at the Annual Meeting of stockholders entitled to vote fifty-one percent (51%) of the votes that are entitled to be cast at the Annual Meeting. The election of directors is by plurality of the votes cast at the Annual Meeting either in person or by proxy. The approval of a majority of the votes properly cast at the Annual Meeting, either in person or by proxy, is required for adoption of the proposal to approve of the amendment to the 1993 Stock Plan and for the approval of any other business which may properly be brought before the Annual Meeting or any adjournment thereof.

         With regard to the election of directors, votes may be left blank, cast in favor or withheld; votes that are left blank will be counted in favor of the election of the directors named on the proxy. Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on all proposals other than the election of directors and will be counted as present for purposes of the proposal on which the abstention is noted. Because the proposal to approve of the amendment to the 1993 Stock Plan requires the approval of a majority of the votes properly cast at the Annual Meeting, either in person or by proxy, abstentions will have the effect of a negative vote. Broker non-votes will not be counted in determining a quorum for, or the outcome of, any proposal.

                      PRINCIPAL AND MANAGEMENT STOCKHOLDERS

         The following table sets forth certain information as of July 23, 1996 with respect to the voting securities of the Company owned by (1) any person (including any "group" as that term is defined in section 13(d)(3) of the Securities Exchange Act of 1934) who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of a class of voting securities of the Company, (2) each director or nominee for director of the Company, (3) each of the executive officers named in the Summary Compensation Table, and (4) all directors and executive officers of the Company as a group. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any voting securities of the Company if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership thereof at any time within 60 days of July 23, 1996. As used herein "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose of or direct the disposition of shares. Except as indicated in the notes following the table below, each person named has sole voting and investment power with respect to the shares listed as being beneficially owned by such person.

    NAME AND ADDRESS OF             NUMBER OF SHARES       PERCENTAGE OF COMMON
     BENEFICIAL OWNER              BENEFICIALLY OWNED      STOCK OUTSTANDING(1)
    -------------------            ------------------      --------------------
San Giorgio S.A.                         957,972                   17.9%
100 Rue de Paris
91300 Massy, France

Lawrence W. Rosenfeld (2)                607,924                   11.1%
c/o Concentra Corporation
21 North Avenue
Burlington, MA  01803

Stephen J. Cucchiaro (3)                 101,249                    1.9%

Peter T.  Lanell (4)                      49,820                      *

David I. Lemont (4)                       33,183                      *

A. William Berkman Jr. (5)                14,319                      *

Vincenzo Cannatelli (6)                    7,955                      *

Alberto de Benedictis (7)                  5,228                      *

William E. Kelly (4)                       5,228                      *

Garreth P. Evans (4)                      16,528

David J. Horne (4)                        10,717                      *

All directors and executive              903,237                   15.9%
officers as a group (13 persons) (8)

- - --------------------------
* Less than one percent (1%)

(1) Shares of Common Stock issuable pursuant to options currently exercisable or exercisable on, before or within 60 days of July 23, 1996 ("Currently Exercisable Options") are deemed outstanding for the purpose of computing the percentage of the class owned by the person holding such options, but are not deemed outstanding for purposes of computing the percentage owned by any other person.

(2) Includes (i) 132,918 shares issuable pursuant to Currently Exercisable Options, and (ii) 14,546 shares held by trusts for the benefit of Mr. Rosenfeld's children. Mr. Rosenfeld disclaims beneficial ownership of the shares held by such trusts.

(3)      Includes 20,682 shares issuable pursuant to Currently Exercisable
         Options.

(4)      All such shares are issuable pursuant to Currently Exercisable Options.

(5) Excludes shares held by Toyo Corporation, as to which shares Mr. Berkman disclaims beneficial ownership. Includes 14,319 shares issuable pursuant to Currently Exercisable Options.

(6) Excludes shares held by San Giorgio S.A., as to which shares Mr. Cannatelli disclaims beneficial ownership. Includes 7,955 shares issuable pursuant to Currently Exercisable Options.

(7) Excludes shares held by San Giorgio S.A., as to which shares Mr. de Benedictis disclaims beneficial ownership. Includes 5,228 shares issuable pursuant to Currently Exercisable Options.

(8) Excludes (i) shares held by Toyo Corporation (of which Mr. Berkman is an affiliate), and (ii) shares held by San Giorgio S.A. (of which Mr. Cannatelli and Mr. de Benedictis are affiliates). Shares owned include 329,658 shares issuable pursuant to Currently Exercisable Options. Mr. Berkman disclaims beneficial ownership of shares held by Toyo Corporation. Messrs. Cannatelli and de Benedictis disclaim beneficial ownership of shares held by San Giorgio S.A.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission ("SEC") and the Nasdaq Stock Market reports of ownership and changes in ownership of voting securities of the Company and to furnish copies of such reports to the Company. Based solely on review of the copies of such reports furnished to the Company or written representations from certain persons that no reports were required for those persons, the Company believes that all Section 16(a) filing requirements were satisfied during the fiscal year ended March 31, 1996, except that through inadvertence, Peter T. Lanell failed to file a Form 4 reporting his exercise of options and sale of shares in August 1995 by September 10, 1995. This Form 4 was filed by letter dated November 10, 1995. Lawrence W. Rosenfeld, David I. Lemont, Gerald M. Schimmoeller and Peter T. Lanell each failed to file a Form 5 for the fiscal year ended March 31, 1996 reporting a stock option grant on or before the 45th day after the end of the Company's fiscal year. These Forms 5 were filed by letter dated May 15, 1996.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes serving staggered terms in accordance with the Company's Restated Certificate of Incorporation. The Board of Directors has determined that the number of directors constituting the full board of directors shall be six. The terms of two of the present directors expire this year and each has been nominated for re-election to a term of three years expiring in 1999.

         Proxies are solicited in favor of the nominees named below and it is intended that the proxies will be voted for the two nominees unless otherwise specified. Approval of the nominees requires the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of Common Stock. In the event that any of the nominees should become unable or unwilling to serve as a director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the board of directors. It is not anticipated that any of the nominees will be unable or unwilling to serve as a director.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

         The following are summaries of the background and business experience and descriptions of the principal occupations of the nominees and directors continuing in office.

NOMINEES FOR ELECTION:

                Name                 Age    Present Principal Employer
                ----                 ---    and Business Experience
                                            --------------------------
       A. William Berkman, Jr.       53     Mr. Berkman has been a director of the Company since August
                                            1989.  Mr. Berkman works as an independent consultant and, since 1986, has served as a consultant to Toyo Corporation, a publicly-held Japanese trading company.  Mr. Berkman is also the
                                            Chief Executive Officer of Biomation Corporation, a manufacturer of logic analysis systems, Chairman of the Board of Embedded
                                            Performance, Inc., a manufacturer of emulators and software for
                                            RISC microprocessors, and President of Toyo U.S. Holdings,
                                            Inc., a wholly owned subsidiary of Toyo Corporation.

          William E. Kelly           44     Mr. Kelly has been a director of the Company since June 1993.
                                            He has served as Secretary from the Company's incorporation in
                                            1984 (except for the period from June 1993 to September 1993).
                                            Mr. Kelly was a partner in the law firm of Cuddy Bixby in
                                            Boston from 1988 until December 1994.  Since January 1995,
                                            Mr. Kelly has been a partner in the Boston law firm of Peabody
                                            & Arnold.

DIRECTORS WHOSE TERMS EXPIRE IN 1997:

                Name                 Age    Present Principal Employer
                ----                 ---    and Business Experience
                                            --------------------------
        Stephen J. Cucchiaro         44     Mr. Cucchiaro has been a director of the Company since March
                                            1993 and is President of Windward Capital, Inc., an investment management firm.  From March 1993 until March 1994, Mr.
                                            Cucchiaro was President of the Company and, following his
                                            resignation as President, he directed special projects for the
                                            Company until he left in September 1994 to found Windward
                                            Capital.  From April 1992 to March 1993, he was the Company's
                                            Executive Vice President, Chief Operating Officer and Chief
                                            Financial Officer.  From December 1989 until he joined the
                                            Company in May 1990, Mr. Cucchiaro worked as a consultant to
                                            Jeffries & Company, Inc., an investment services firm.  From
                                            October 1987 until December 1989, Mr. Cucchiaro was employed by Lotus Development Corporation as General Manager of that company's Communications and Specialty Software divisions.
                                            Mr. Cucchiaro was President of Datext, Inc., a company he co-
                                            founded, from June 1984 until it was acquired by Lotus
                                            Development Corporation in October 1987.

Vincenzo Cannatelli                  43     Mr. Cannatelli has been Vice Chairman of the Board of Directors of the Company and Chairman of its Executive Committee since
                                            June 1993.  Mr. Cannatelli is the Managing Director and Chief
                                            Executive Officer of Elsag Bailey Process Automation N.V., a
                                            company listed on the New York Stock Exchange.  He has been
                                            Group Executive Vice President of the Elsag Bailey Group of
                                            companies, a division of Finmeccanica, since 1992.  Elsag Bailey
                                            Process Automation N.V. is owned in the majority by
                                            Finmeccanica.  From 1989 to 1990, Mr. Cannatelli was Executive
                                            Vice President of Elsag Bailey Inc.  Prior to 1989, he served in several executive positions at STET and in the Elsag Bailey
                                            Group.  Mr. Cannatelli serves on the Board of Directors of
                                            Brown and Sharpe Manufacturing Company, a company listed on the New York Stock Exchange in which Finmeccanica has a
                                            minority interest.

DIRECTORS WHOSE TERMS EXPIRE IN 1998:

                Name                 Age    Present Principal Employer
                ----                 ---    and Business Experience
                                            --------------------------
        Lawrence W. Rosenfeld        43     Mr. Rosenfeld, a founder of the Company, has been Chief
                                            Executive Officer and a director since the Company's inception in
                                            1984, Chairman of the Board of Directors since March 1993 and
                                            President from inception through March 1993 and again since July
                                            1994.  From 1982 to 1984, Mr. Rosenfeld was an independent
                                            CAD/CAM consultant.  From 1974 to 1981, Mr. Rosenfeld was
                                            employed in various positions at Hood Sailmakers, Inc.


        Alberto de Benedictis        44     Mr. de Benedictis has been a director of the Company since June
                                            1993.  He has been with Finmeccanica in various positions for over ten years.  He is currently Senior Vice President of
                                            Finmeccanica for Corporate Development.  Mr. de Benedictis
                                            serves on the Board of Directors of a number of affiliates of
                                            Finmeccanica, including Elsag Bailey Process Automation N.V., a company listed on the New York Stock Exchange, Union Switch and Signal, Inc., a company traded on the Nasdaq National
                                            Market, and Brown & Sharpe Manufacturing Company, a company listed on the New York Stock Exchange in which Finmeccanica has a minority interest.

         Each director holds office until that director's successor has been elected and qualified. The Company's Board of Directors is divided into three classes. Messrs. Berkman and Kelly serve in the class whose term expires in 1996; Messrs. Cucchiaro and Cannatelli serve in the class whose term expires in 1997; and Messrs. Rosenfeld and de Benedictis serve in the class whose term expires in 1998. Upon expiration of the term of each class of directors, directors comprising such class will be elected for a three-year term at the annual meeting of stockholders in the year in which such term expires.

         There are no family relationships among any of the executive officers or directors of the Company.

         The current directors of the Company were initially nominated and elected in accordance with certain provisions of a shareholders' agreement which terminated upon the closing of the Company's initial public offering in February 1995.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors met four times during the fiscal year ended March 31, 1996. The Board of Directors has standing Audit and Compensation Committees. The Board has no nominating committee. All of the directors attended 75% or more of the meetings of the Board and of the Board committee meetings which they were entitled to attend.

         The Compensation Committee, which currently consists of Messrs. Berkman, de Benedictis and Kelly, reviews the Company's compensation philosophy and programs and exercises authority with respect to the payment of compensation to directors and officers and the administration of the stock incentive plans of the Company. The Compensation Committee met four times during the fiscal year ended March 31, 1996.

         The Audit Committee, which consists of Messrs. Berkman, Cannatelli and Cucchiaro, recommends the selection of and confers with the Company's independent accountants regarding the scope and adequacy of annual audits; reviews reports from the independent accountants; and meets with such independent accountants and with the Company's financial personnel to review the adequacy of the Company's accounting principles, financial controls and policies. The Audit Committee met three times during the fiscal year ended March 31, 1996.

DIRECTOR COMPENSATION

         Directors of the Company do not receive compensation for their services as directors, but non-employee directors are reimbursed for expenses incurred in connection with attendance at Board of Directors and Committee meetings.

         On June 18, 1993, in connection with their election to the Board of Directors, Messrs. Berkman, de Benedictis and Kelly were each granted non-qualified options under the Company's 1987 Stock Plan to purchase 4,546 shares of Common Stock and Mr. Cannatelli was granted a non-qualified option under such plan to purchase 9,091 shares of Common Stock. The exercise price of all such options is $4.13 per share and all such options are subject to vesting on an annual basis over five years.

         Under the Company's 1994 Directors Stock Option Plan, each non-employee director (excluding directors who decline the grant of options in writing) is granted an option for the purchase of 2,500 shares of Common Stock on the first day of each fiscal year during which such a person serves as a member of the Board of Directors. The date of the first grant of options under the 1994 Directors Stock Option Plan was April 1, 1996.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth all compensation paid by the Company during the fiscal year ended March 31, 1996 to those persons who were employed during the fiscal year ended March 31, 1996 as (i) the Chief Executive Officer and (ii) the four most highly paid executive officers, other than the Chief Executive Officer, whose annual compensation exceeded $100,000 (collectively, the "Named Executive Officers"):

                                         YEAR             ANNUAL COMPENSATION                       LONG TERM COMPENSATION(1)
                                         ----             -------------------                -------------------------------------
                                                               COMMISSIONS                      AWARDS AND             ALL OTHER
                                                                   AND                             OPTIONS            COMPENSATION
NAME AND PRINCIPAL POSITION                     SALARY($)      BONUSES($)       OTHER(2)     (# OF SHARES)                  $

Lawrence W. Rosenfeld                  1996      200,000         27,500              --            81,250                  --
  Chairman of the Board,               1995      200,000         75,000              --              --                    --
  President and Chief                  1994      177,426         45,000              --           100,000                 --
  Executive Officer

David I. Lemont                        1996      175,000         29,700              --            34,063                  --
  Senior Vice President and            1995       87,500         27,000              --            69,546                  --
  Chief Operating Officer

Garreth P. Evans                       1996      153,676         32,611           58,926(3)        19,000                  --
  Senior Vice President,               1995      123,690         31,136           42,726(4)        54,546                  --
  Business Units Aerospace
  and Automotive

Peter T. Lanell                        1996      132,000         51,810              --            20,000                  --
  Vice President, Business             1995      132,000         85,885              --             9,091                  --
  Units Industrial Products            1994      125,000         76,467              --            36,364                  --
  and High Technology

David J. Horne                         1996      123,695         14,634              --            15,000                  --
  Vice President, Marketing            1995       60,000         10,350              --            20,666                  --

- - ------------------------------------

(1) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during the fiscal year ended March 31, 1996.

(2) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the executive officer for such year.

(3) Mr. Evans' other compensation includes payments for an automobile, benefits and pension arrangements.

(4) Mr. Evans' other compensation included payments for relocation expenses relating to Mr. Evans' residence in the United Kingdom, benefits and pension arrangements.

OPTION GRANTS

         The following table sets forth certain information concerning grants of stock options made during the fiscal year ended March 31, 1996 to the Named Executive Officers:

                                                     OPTION GRANTS IN FISCAL 1996
                                                         INDIVIDUAL GRANTS (1)
                                                         ---------------------
                                                                                                               POTENTIAL REALIZABLE
                                                        PERCENT                                                  VALUE AT ASSUMED
                                                       OF TOTAL                                                  ANNUAL RATES OF
                                    NUMBER OF           OPTIONS                                                   STOCK PRICE
                                   SECURITIES         GRANTED TO        EXERCISE                                APPRECIATION FOR
                                   UNDERLYING          EMPLOYEES         OR BASE                                 OPTION TERM (2)
                                     OPTIONS          IN FISCAL         PRICE PER        EXPIRATION            --------------------
             NAME                    GRANTED             1996           SHARE ($)           DATE                 5% ($)   10% ($)
Lawrence W. Rosenfeld                 59,388 (3)        16.09%            9.50             6/8/05               354,814   899,167

                                      15,612 (4)         4.23%            9.50             6/8/05                93,274   236,374

                                       6,250 (5)         1.69%            9.25           10/23/05                36,358    92,138

David I. Lemont                       27,210 (6)         7.37%            9.50             6/8/05               162,566   411,974

                                       2,790 (7)          .76%            9.50             6/8/05                16,669    42,242

                                       4,063 (8)         1.10%            9.25           10/23/05                23,636    59,897

Garreth P. Evans                      19,000 (9)         5.15%            9.50             6/8/05               113,515   287,671

Peter T. Lanell                       20,000 (10)        5.42%            9.50             6/8/05               119,490   302,811

David J. Horne                        15,000 (11)        4.06%            9.50             6/8/05                89,617   227,108

- - -------------------------------------

(1) All options were granted at an exercise price equal to market value on the date of grant. The market value of the Common Stock is determined by the closing price of the Common Stock on the Nasdaq National Market.

(2) The 5% and 10% assumed annual compound rates of stock price appreciation for a period of ten years are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

(3) So long as Mr. Rosenfeld remains an employee of the Company, options for the purchase of 8,334 shares of Common Stock became exercisable on June 9, 1995, options for the purchase of 10,527 shares of Common Stock became exercisable on June 9, 1996, options for the purchase of 10,527 shares of Common Stock will become exercisable on June 9, 1997, and options for the purchase of 10,000 shares of Common Stock will become exercisable on each of June 9, 1998, 1999 and 2000.

(4) So long as Mr. Rosenfeld remains an employee of the Company, options for the purchase of 7,806 shares of Common Stock became exercisable on June 9, 1996 and options for the purchase of 7,806 shares of the Common Stock will become exercisable on June 9, 1997.

(5) Options for the purchase of shares of Common Stock became fully exercisable on October 24, 1995.

(6) So long as Mr. Lemont remains an employee of the Company, options for the purchase of 4,605 shares of Common Stock became exercisable on June 9, 1996, options for the purchase of 4,605 shares of Common Stock will become exercisable on June 9, 1997 and options for the purchase of 6,000 shares of Common Stock will become exercisable on each of June 9, 1998, 1999 and 2000.

(7) So long as Mr. Lemont remains an employee of the Company, options for the purchase of 1,395 shares of Common Stock became exercisable on June 9, 1996 and options for the purchase of 1,395 shares of Common Stock will become exercisable on June 9, 1997.

(8) Options for the purchase of shares of Common Stock became fully exercisable on October 24, 1995.

(9) So long as Mr. Evans remains an employee of the Company, options for the purchase of 3,800 shares of Common Stock became exercisable on June 9, 1996 and options for the purchase of 3,800 shares of Common Stock will become exercisable on each of June 9, 1997, 1998, 1999 and 2000.

(10) So long as Mr. Lanell remains an employee of the Company, options for the purchase of shares of Common Stock will become exercisable in annual installments equal to 20% of the total number of shares underlying such options on each of June 9, 1996, 1997, 1998, 1999 and 2000.

(11) So long as Mr. Horne remains an employee of the Company, options for the purchase of 3,000 shares of Common Stock became exercisable on June 9, 1996 and options for the purchase of 3,000 shares of Common Stock will become exercisable on each of June 9, 1997, 1998, 1999 and 2000.

AGGREGATE OPTION EXERCISES IN THE LAST FISCAL YEAR AND YEAR-END OPTION VALUES

         The following table sets forth certain information concerning the number and value of exercised and unexercised options held by each of the Named Executive Officers on March 31, 1996.

                                                                                                        VALUE OF UNEXERCISED
                                 SHARES                            NUMBER OF SECURITIES                     IN-THE-MONEY
                                ACQUIRED           VALUE          UNDERLYING UNEXERCISED                     OPTIONS AT
                               ON EXERCISE       REALIZED      OPTIONS AT MARCH 31, 1996(#)             MARCH 31, 1996($)(1)
                               -----------       --------      ----------------------------             --------------------
                                                             EXERCISABLE        UNEXERCISABLE   EXERCISABLE          UNEXERCISABLE
                                                             -----------        -------------   -----------          -------------
Lawrence W. Rosenfeld......        ---              ---        132,918              48,333        $112,501               $ --
David I. Lemont............        ---              ---         32,791              70,818           --                   --
Garreth P. Evans...........        ---              ---         16,528              57,018           --                   --
Peter T. Lanell............       5,092           48,010        49,820              38,364         49,502               16,363
David J. Horne.............        ---              ---         10,717              23,586           --                   --

- - -----------------------------------------

(1) Calculated on the basis of the stock price of the underlying securities at March 29, 1996 of $5.25 per share, as determined by the Company's Board of Directors, minus the per share exercise price.

NONCOMPETITION AND TERMINATION AGREEMENTS

         The Company has entered into a Noncompetition and Termination Agreement with Mr. Rosenfeld under which he has agreed not to compete with the Company for a period of one year following termination of his employment and the Company has agreed to pay to him, in the event his employment is terminated by the Company without cause, a termination payment equal to his then current base salary plus 80% of his then current-year maximum variable compensation amount (the "Termination Payment"). The Termination Payment is payable in twelve equal monthly installments. In addition, in the event Mr. Rosenfeld's employment is terminated by the Company without cause, all options held by him at the time his employment is terminated will continue to vest during the period when the Company is obligated to make installments of the Termination Payment and will vest fully on the first anniversary of termination so long as he has not breached his noncompetition agreement.

         The Company has entered into separate and similar Employee Noncompetition, Nondisclosure and Developments Agreements with Messrs. Lemont and Evans which provide, in part, for continued payment of their base salary ("Severance Pay") in the event their employment is terminated by the Company without cause. Under his agreement, Mr. Evans, whose current base salary is $14,583 per month, is entitled to Severance Pay for six months following termination of his employment by the Company without cause. Under his agreement, Mr. Lemont, whose current base salary is $14,583 per month, is entitled to Severance Pay for up to six months in the event his employment is terminated by the Company without cause. Messrs. Lemont and Evans have each agreed not to compete with the Company for a period of one year following the termination of his employment unless his employment is terminated by the Company without cause, in which case his noncompetition obligation will terminate six months following final payment of the Severance Pay. In addition to the Company's Employee Noncompetition, Nondisclosure and Developments Agreement, the Company's U.K. subsidiary, ICAD Engineering Automation Ltd., has entered into an agreement with Mr. Evans requiring six months written notice prior to termination of Mr. Evans' employment, subject to any longer notice period under the British Contract of Employment Act 1972, as amended. This agreement permits the Company to pay salary in lieu of notice.

EMPLOYEE STOCK OPTION PLANS

         The 1987 and 1993 Stock Plans of the Company (the "Stock Plans") enable the Company to grant incentive stock options to employees and to make awards of restricted Common Stock and to grant non-qualified options to purchase Common Stock to employees, officers and directors of and consultants to the Company. Restricted stock awards entitle the recipient to purchase Common Stock from the Company under terms which provide for vesting over a period of time and a right of repurchase in favor of the Company of the unvested portion of the Common Stock, subject to the award upon the termination of recipient's employment or other relationship with the Company. Stock options entitle the optionee to purchase Common Stock from the Company, for a specified exercise price during a period specified in the applicable option agreement. The Stock Plans are administered by the Compensation Committee of the Board of Directors which selects the persons to whom restricted stock awards and stock options are granted and determines the number of shares of Common Stock covered by the award or option, its purchase price or exercise price, its vesting schedule and (in the case of stock options) its expiration date. No grants of restricted stock have been made under either plan. As of March 31, 1996, under the 1987 Plan, 129,817 shares of Common Stock had been issued upon exercise of options, options to purchase 779,274 shares of Common Stock were outstanding, and no shares remained available for future issuance. As of the same date, under the 1993 Plan, 1,818 shares of Common Stock had been issued upon exercise of options, options to purchase 298,069 shares of Common Stock were outstanding and 609,204 shares remained available for future issuance.

EMPLOYEE STOCK PURCHASE PLAN

         The Company's 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan") was adopted by the Board of Directors on July 27, 1995, which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code (the "Code"). The Stock Purchase Plan is administered by the Compensation Committee. The Stock Purchase Plan covers up to 440,000 shares of the Company's Common Stock (subject to adjustment for any dividend, stock split or other relevant changes in the Company's capitalization). With certain exceptions, all employees (including officers) who are employed for at least 20 hours a week and at least five months or more per calendar year and who have completed ninety days of continuous employment are eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan has a term of ten years and consists of eleven offerings of 40,000 shares each, each of which offerings shall be six months in duration. The first offering under the Stock Purchase Plan commenced on October 1, 1995 and subsequent offerings will commence on the day following termination of the prior offering. The number of shares available for an offering may be increased at the election of the Board by the number of shares of Common Stock, if any, which were made available but not purchased during an earlier offering. Participation in one offering under the

Stock Purchase Plan neither limits nor requires participation in any other offering.

         To participate in the Stock Purchase Plan, an eligible employee must complete, sign and deliver a subscription agreement before the first day of an offering. Participating employees are permitted to purchase shares of Common Stock through payroll deductions at a purchase price equal to 85% of the lower of the fair market value of the Common Stock on the first or last day of the offering period. On each offering date, a participant may elect to purchase up to the number of whole shares of Company stock determined by dividing (i) 10% of such participant's compensation in the preceding 12 calendar months by (ii) 85% of the fair market value of a share of the Common Stock on the offering date. Employees may terminate their participation in an offering at any time during the offering period, and participation ends automatically upon termination of employment (except that the beneficiary of a deceased employee who dies while participating in the plan may elect to use the amount previously withheld from the deceased employee to purchase shares under the Stock Purchase Plan). Unless a participating employee cancels his option or withdraws from the Stock Purchase Plan, his option for the purchase of shares under the Stock Purchase Plan will be exercised automatically upon the date of termination of an offering. The Stock Purchase Plan provides that the Board of Directors may terminate the Stock Purchase Plan at any time; provided, however, that no such termination may affect any outstanding options.

401(K) PLAN

         In 1991, the Board of Directors adopted the Company's 401(k) Plan, (the "401(k) Plan"), which is intended to qualify under section 401(k) of the Internal Revenue code of 1986, as amended (the "Code"). All employees who are at least 21 years of age and have been employed by the Company for at least six months are eligible to participate in the 401(k) Plan. Each eligible employee may elect to contribute to the 401(k) Plan, through payroll deductions, up to 15% of his or her salary, subject to statutory limitation. The Company may at its discretion make matching contributions on behalf of each participating employee in an amount equal to some uniform percentage fixed from time to time by the Board of Directors. The Company is not currently making matching contributions. If the Company were to do so in the future, under the current terms of the 401(k) Plan, employees would become vested in such Company contributions at the rate of 25% per year of service.

NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

         The Company's 1994 Directors Stock Option Plan (the "Directors Plan") was adopted on November 18, 1994 and amended on March 29, 1996, and provides for the granting of options to purchase up to an aggregate of 150,000 shares of Common Stock to directors who are not employees of the Company. The Directors Plan is administered by the Compensation Committee. The Directors Plan and the options granted thereunder are intended to comply with Rule 16b-3 (Reg. sec, 240.16b-3) under the Securities Exchange Act of 1934, as amended. The exercise price for options granted under the Directors Plan will be equal to the fair market value of the Common Stock on the date of grant. Under the Directors Plan, each eligible director (excluding directors who decline the grant of options in writing) will be granted an option for the purchase of 2,500 shares of Common Stock on the first day of each fiscal year during which such a person serves as a member of the Board of Directors. The current non-employee members of the Board of Directors, who received options under the Company's 1987 Stock Plan, first received options under the Directors Plan on April 1, 1996. Newly elected directors will become eligible for grants under the Directors Plan on the first day of the fiscal year following the year in which they are first elected and qualified as members of the Board of Directors and, so long as they remain on the Board of Directors, on the first day of each fiscal year thereafter. Options granted under the Directors Plan will remain exercisable for a period of ten years from the date of grant (so long as the optionee remains a director of the Company). If a holder of options granted under the Directors Plan ceases to be a director of the Company, his or her options will terminate on the earlier of the scheduled termination date or three months after the effective date of termination of his or her directorship. As of March 31, 1996, no options were outstanding under the Directors Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Prior to July 6, 1994, the Company did not have a Compensation Committee and decisions relating to executive compensation were made by the Board of Directors or the Executive Committee of the Board of Directors. Messrs. Rosenfeld and Cucchiaro, as members of the Board of Directors, participated in executive compensation decisions relating to executive officers other than themselves. On July 6, 1994, the Board of Directors established a Compensation Committee, consisting of Messrs, de Benedictis, Berkman and Kelly, and delegated to the Compensation Committee responsibility for decisions concerning executive compensation.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report and the stock performance graph contained elsewhere herein shall not be incorporated by reference into any such filings nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

         The Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board") acts on behalf of the Board to establish the general compensation policy of the Company for all employees of the Company. In addition, the Committee (i) recommends to the Board the base level and incentive compensation for the Chief Executive Officer ("CEO"), (ii) establishes policies and programs that determine the compensation of the Company's executive officers, (iii) administers the 1987 and 1993 Stock Plans of the Company (the "Stock Plans"), (iv) administers the 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"), and (v) maintains the exclusive authority to grant stock options to executive officers of the Company under its Stock Plans.

COMPOSITION AND ACTIVITIES OF THE COMMITTEE

         The Committee is composed of three directors, none of whom is an employee or officer of the Company. Currently, the Committee consists of A. William Berkman, Jr. (who serves as Chairman), Alberto de Benedictis and William
E. Kelly. The Chairman of the Board and CEO, Lawrence W. Rosenfeld, participates in the Committee's discussions, except those that relate to his compensation. Mr. Rosenfeld provides compensation information, survey data and other material requested by the Committee. In addition, he makes recommendations to the Committee on the compensation methods and levels of the other executive officers. Mr. Rosenfeld does not attend or participate in the discussions regarding his own compensation, nor does he make any recommendation with respect thereto. Mr. Rosenfeld does not vote on any matter considered by the Committee, and he does not participate in administration of the Stock Plans or the Stock Purchase Plan.

         The Committee held four meetings in the fiscal year ended March 31, 1996, and all voting members of the Committee attended those meetings.

COMPENSATION PHILOSOPHY AND POLICIES

         The Company's objective is to develop compensation policies which will assist in attracting, motivating, and retaining the high quality of executives and managers capable of sustaining the Company's aggressive growth and profit objectives. It is the opinion of the Committee that the implementation of this philosophy is best accomplished by aligning each manager's compensation, and therefore the manager's motivation, with that of the stockholders. Compensation policies which support this philosophy include industry competitive salaries, cash bonuses and equity incentives.

         The Committee favors a compensation system which emphasizes performance bonus compensation and equity incentives, the proportion of variable compensation increasing to 50% of total target compensation for senior executives. Furthermore, the Committee believes that broad-based employee equity ownership provides an important incentive to focus the efforts and contributions of each participating employee on the Company's success.

ELEMENTS OF COMPENSATION

         The components of officer and key manager compensation include salary, cash bonus, stock options granted pursuant to the Stock Plans, purchase of stock through participation in the Stock Purchase Plan, the right to participate in the 401(k) plan (without matching employer contributions), supplemental life insurance, and other standard benefits. There are no other officer or key manager perquisites. Compensation of sales personnel include identical components, except that sales commissions replace cash bonuses. All salaried employees are compensated with a base salary, are entitled to participate in the 401(k) plan (without matching employer contributions), and receive other standard benefits. In addition, all salaried employees are granted options under the Stock Plans as part of an offer of employment, and are encouraged to accept slightly lower salaries in exchange for participation in variable compensation programs.

         Base salary is determined on the basis of the level of responsibility, expertise and experience of the employee or officer, taking into consideration competitive conditions in the industry and the percentage of total target cash compensation that is variable. The Committee reviews and approves the salaries of the Company's executives. The measures of individual performance considered in setting executive salaries include, to the extent applicable to an individual executive officer, a number of quantitative and qualitative factors, including, the Company's historical and recent financial performance in the principal area of responsibility, individual performance, experience and overall contributions made to the Company's success. The Committee had not found it practicable, nor has it attempted, to assign relative weights to the specific factors used in determining base salary levels, and the specific factors used may vary among individual officers. Payment of base salary is not conditioned upon the achievement of any specific or predetermined performance targets.

         The Company's incentive compensation program seeks to motivate officers and key managers to work effectively to achieve the Company's financial performance objective and to reward the program participants when individuals and corporate objectives are met. Cash bonuses awarded to officers and other key employees are typically based on a target percentage of salary, adjusted for achievement of revenue and profit goals by the Company and evaluations of individual performance to predetermined objectives. Sales commissions are paid to sales personnel during the fiscal year as a percentage of individual sales production. The percentage of commission paid increases only after the individual sales person exceeds a predetermined quota for the applicable period.

         Ownership of the Company's Common Stock is a significant element of executive and key manager compensation, and is considered an important motivational tool for all employees. All employees are eligible to participate in the Stock Plans. The Stock Plans permit the Board or the Committee to grant options to employees on such terms as the Board or the Committee may determine. The Committee has sole authority to grant stock options to officers of the Company. In determining the terms of a stock option grant to an officer or other employee (including the number of shares subject to an option), the Committee takes into account equity participation by comparable employees within the Company, external competitive circumstances, individual significant contributions, the dilutive effect of any such option granted to earnings per share, and other factors that may, from time to time, be relevant. This program is intended to permit broad-based equity ownership throughout the Company.

         The Committee has delegated the authority to recommend to the Committee the grant of a small number of options as part of an offer of employment to members of a management committee. This management committee consists of the CEO, the Chief Operating Officer and the Chief Financial Officer. The delegated authority limits the size of any such recommendation of grants to the maximum in a range of options predetermined for the job classification of the prospective employee.

         Options granted under the Stock Plans in fiscal 1996 generally vested linearly over five years. The Committee may, from time to time, change the vesting schedule of options, including options which have already been granted. The Committee may also choose to grant options which do not vest until the end of the option period, and wherein any future acceleration of such vesting is at the sole discretion of the Committee.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR FISCAL 1996

         The Company's Chairman of the Board and CEO, Lawrence W. Rosenfeld, received salary payments totaling $200,000 during the fiscal year ended March 31, 1996. In addition, Mr. Rosenfeld was paid cash bonus compensation of $27,500 during the fiscal year. Mr. Rosenfeld was granted the following options to purchase shares of the Company's Common Stock in the fiscal year ended March 31, 1996: (i) options to purchase 59,388 shares of Common Stock at an exercise price of $9.50, (ii) options to purchase 15,612 shares of Common Stock at an exercise price of $9.50, and (iii) options to purchase 6,250 shares of the Common Stock at an exercise price of $9.25.

DEDUCTIBILITY OF COMPENSATION EXPENSES

         The Committee has reviewed Section 162(m) of the Code as amended by the Omnibus Budget Reconciliation Act of 1993. The Committee has decided to take no action at this time with respect to the Company's compensation program as a result of this change in the tax law, but will continue to evaluate the possible effects of the new provisions.

                            COMPENSATION COMMITTEE OF
                             THE BOARD OF DIRECTORS

                        A. William Berkman, Jr., Chairman
                                William E. Kelly
                              Alberto de Benedictis

STOCK PERFORMANCE GRAPH

         Set forth below is a line graph comparing the Company's six month cumulative total stockholder return with the NASDAQ Stock Market - US Index and the S&P Computer Software & Services Index. Cumulative total return is measured assuming an initial investment of $100 and reinvestment of dividends.

RESEARCH DATA GROUP

                            CTRA

                                                      CUMULATIVE TOTAL RETURN
                                   ----------------------------------------------------------------------------------------------
                                   2/07/95  2/95  3/95  4/95  5/95  6/95  7/95  8/95  9/95  10/95  11/95  12/95  1/96  2/96  3/96

CONCENTRA CORPORATION       CTRA       100    81   109    99    80    77    89    87    83     75     81     69    44    49    42

NASDAQ STOCK MARKET--US     INAS       100   105   108   112   115   124   133   136   139    138    141    141   141   147   147

S & P CMPTR SOFTWR & SVCS   ICSF       100   108   113   123   126   136   139   139   137    150    148    142   153   158   160



27-Jun-96

             PROPOSAL NO. 2 - APPROVAL OF THE AMENDMENT TO INCREASE
                      THE NUMBER OF SHARES OF COMMON STOCK
                  OF THE COMPANY AUTHORIZED TO BE ISSUED UNDER
                          THE COMPANY'S 1993 STOCK PLAN

         On May 14, 1996, the Board of Directors adopted, subject to stockholder approval, an amendment to the Company's 1993 Stock Plan (the "1993 Stock Plan") to increase by 250,000 the number of shares of Common Stock authorized for issuance under the 1993 Stock Plan.

DESCRIPTION OF THE 1993 STOCK PLAN

         GENERAL. The 1993 Stock Plan was adopted by the Company's Board of Directors on June 11, 1993, and was subsequently approved by the Company's stockholders. The 1993 Stock Plan is intended to encourage ownership of the Company's Common Stock by directors, officers and employees of, and consultants to, the Company. Under the Plan, the Company is able to provide incentives by four methods. First, the Company may grant options to employees of the Company which provide these individuals with the opportunity to purchase shares of the Common Stock of the Company at a specified price during a given time period, subject to various restrictions imposed by law, the Plan and Company policy. These options qualify as "incentive stock options" ("Incentive Stock Options") under Section 422A(b) of the Code. The Company may also grant options to directors, officers, employees and consultants of the Company which do not qualify as Incentive Stock Options ("Non-Qualified Options" and, together with Incentive Stock Options, "Options"). These Non-Qualified Options also provide the optionholder with the opportunity to purchase shares of the Company's Common Stock. Another method by which the Company can provide incentives under the Plan is to award Common Stock to its directors, officers, employees and consultants ("Awards"). Finally, the Company may authorize a director, officer, employee or consultant to make a direct purchase of shares of the Common Stock of the Company ("Direct Purchases"). Under the Plan, the Company may grant Incentive Stock Options, Non-Qualified Options and Awards and authorize Direct Purchases at any time prior to June 11, 2003. The Plan shall expire on June 11, 2003, except as to Options outstanding on that date.

         ADMINISTRATION OF THE PLAN. The 1993 Stock Plan is currently administered by the Compensation Committee of the Board of Directors, which consists of three directors, each of whom must be a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Committee selects the persons to whom Options, Awards and Direct Purchases are granted and determines the number os shares of Common Stock covered by the Options, Awards or Direct Purchases, the purchase price or exercise price, the vesting schedule and (in the case of Options) the expiration date. No option is exercisable after 10 years from the date on which it is granted.

         STOCK OPTION FEATURES. The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which first become exercisable in any calendar year by an employee or officer may not exceed $100,000. Incentive stock options may not be granted at less than the fair market value of the Common Stock on the date of grant or 110% of fair market value in the case of incentive stock options granted to any optionee holding 10% or more of all classes of voting stock of the Company.

         Options issued under the 1993 Stock Plan are not transferable, except by will or the laws of descent and distribution. Each option is exercisable only while the optionee is in the employ or serving as a director of, or consultant or to, the Company, except that an incentive stock option is exercisable within up to three months after termination of employment or service to the extent such option has vested at the time of such termination and non-qualified stock options may be exercisable for a longer period after termination of employment or any service arrangement. If an optionee dies while employed or retained by the Company or within three months of the termination of his or her employment by or service to the Company, such optionee's options may be exercised up to 180 days after his or her death. If an optionee is permanently disabled during his or her employment by or service to the Company, such optionee's options may be exercised up to 180 days following termination of his or her employment or service due to such disability. The exercise price of options granted under the 1993 Stock Plan must be paid in full upon exercise in cash, shares of Common Stock already owned by the optionee or by any other means the Board of Directors determines, or a combination thereof.

         TERMINATION AND AMENDMENT OF THE 1993 STOCK OPTION PLAN. The 1993 Stock Plan will terminate on June 11, 2003, 10 years from the date the plan was adopted by the Company's Board of Directors. The Board may terminate or amend the 1993 Stock Plan at any time.

         ACCOUNTING EFFECTS. Under current accounting rules, neither the grant nor exercise of options under the Stock Incentive Plan is expected to result in any charge to the earnings of the Company. Options with variable exercise prices or at an exercise price less the fair market value on the date of grant may result in charges to earnings under certain circumstances.

         CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of certain Federal income tax aspects of options granted or which may be under the Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

         1. Incentive Stock Options. An employee receiving an incentive stock option ("ISO") will not realize taxable income upon the grant of the ISO or upon its timely exercise. Exercise of an ISO will be timely if made during its terms and if the employee remains an employee of the Company or a subsidiary corporation at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or 180 days before the date of exercise in the case of a disabled employee). Exercise of an ISO will also be timely if made within 180 days of the date of death (provided it is exercisable by its terms) by the legal representative of an employee who dies while in the employ of the Company or a subsidiary corporation. However, the 1993 Stock Plan limits the right of the legal representative of any participant to exercise an option to 180 days following death. Upon a sale of the stock received upon exercise, except as noted below, the employee will generally recognize long-term capital gain or loss equal to the difference between the amount realized upon such sale and the exercise price. The Company, under these circumstances, will not be entitled to any Federal income tax deduction in connection with the exercise of the ISO or the sale of such stock.

         If the stock acquired pursuant to an exercise of an ISO is disposed of by the employee prior to the expiration of two years from the date of grant or within one year from the date such stock is issued to him upon exercise (a "disqualifying disposition"), any gain realized by the employee generally will be taxable at the time of such disqualifying disposition, as follows: (i) at ordinary income rates to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the ISO is exercised (the value on a later date is likely to govern in the case of an employee whose sale of the stock at a profit could subject him to suit under
Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such disqualifying disposition, and (ii) if the stock is a capital asset of the employee, as short-term or long-term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the stock on the date which governs the determination of the employee's ordinary income. In such case, the Company may claim a Federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the employee as ordinary income. Any capital gain realized by the employee will be long-term capital gain if the employee's holding period for the stock at the time of disposition is more than one year; otherwise it will be short-term. The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the exercise price will be an item of tax preference for purposes of the alternative minimum tax imposed by the Code.

         2. Non-qualified Stock Options. In the case of non-qualified stock options ("NQSOs") (and in the case of an untimely exercise of an ISO), the employee will not be taxed upon grant of any such option, but rather, at the time of exercise of such NQSOs, the employee, except as noted below, will realize ordinary income for Federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the employee realizes ordinary income. If stock so acquired is later sold or exchanged, then the difference between the sales price and the fair market value of such stock on the date of exercise of the option is generally taxable as long-term or short-term capital gains or loss depending upon whether the stock has been held for more than one year after such date.

         As stated above, generally income is realized by an employee upon exercise of an NQSO (or untimely exercise of an ISO). However, in the case of such exercise of an option by an employee whose sale of shares at a profit could subject the employee to suit under Section 16(b) of the Securities Exchange Act of 1934, realization of income is postponed so long as a sale of the shares would expose the employee to such suit, unless the employee elects within 30 days after the exercise to be taxed as of the exercise date in the manner described above. Absent such election, such an employee will realize ordinary income at the time a sale would no longer expose him to such suit in an amount equal to the excess of the fair market value of the shares at that time over the exercise price. That fair market value will also govern for purposes of the Company's deduction and for determining the employee's gain or loss upon subsequent disposition of the shares.

         3. Exercise with Shares. An employee who pays the exercise price upon exercise of an NQSO, in whole or in part, by delivering shares of the Company's stock already owned by him will realize no gain or loss for Federal income tax purposes on the share surrendered, but otherwise will be taxed according to the rules described above for NQSOs. (See "Certain Federal Income Tax Consequences -
2. Nonqualified Stock Options.") With respect to shares acquired upon exercise which are equal in number to the shares surrendered, the basis of such shares will be equal to the fair market value of such shares on the date of exercise, and the holding period for such additional shares will commence on the date the option is exercised.

         When shares of the Company's stock are surrendered upon exercise of an ISO, (i) no gain or loss will be recognized as a result of the exchange, (ii) a number of shares received which is equal to the number of shares surrendered will have a basis equal to that of the shares surrendered, and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period which includes the holding period of the shares exchanged and (iii) the remaining shares received will have a zero basis and will have a holding period which begins on the date of the exchange. If any of the shares received are disposed of within two years of the date of grant of the ISO or within one year after exercise, the shares with the lowest basis (i.e., a zero basis) will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

                              AMENDED PLAN BENEFITS
                                 1993 STOCK PLAN

                                        Number of Shares          Aggregate
                                        Subject to Options        Exercise
Name and Position                           Granted(#)            Price ($)
- - -----------------                       ------------------        ---------
Lawrence W. Rosenfeld                        46,250                $252,813
     President, Chief
     Executive Officer
     and Chairman of the Board

David I. Lemont                              30,853                 181,088
     Senior Vice President and
     Chief Operating Officer

Garreth P. Evans                              42,273               260,627
     Senior Vice President,
     Business Units Aerospace
     and Automotive

Peter T. Lanell                               19,545               104,372
     Vice President, Business Units
     Industrial Products and High
     Technology

David J. Horne                                27,500                203,438
     Vice President, Marketing

Executive Group                              254,671              1,692,587

Non-Executive Director
     Group                                       ---                    ---

Non-Executive Officer                        400,590              2,579,242
    Employee Group

         No Awards or Direct Purchases have been granted under the 1993 Stock Plan.

REQUIRED AFFIRMATIVE VOTE

         The approval of the amendment to increase by 250,000 the number of shares of Common Stock authorized for issuance under the 1993 Stock Plan will require the affirmative approval of a majority of the votes which may be cast at the Annual Meeting by the holders of the Common Stock.

         THIS PROPOSAL HAS BEEN UNANIMOUSLY APPROVED BY THE BOARD OF DIRECTORS, WHICH RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ITS ADOPTION.

            PROPOSAL NO. 3 - RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors of the Company has appointed Coopers & Lybrand L.L.P. as auditors of the Company for the fiscal year ending March 31, 1997 and further directed that management submit the selection of auditors for ratification by the stockholders. Coopers & Lybrand L.L.P. were the Company's auditors for the fiscal year ended March 31, 1996.

         Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE CHOICE OF COOPERS & LYBRAND, L.L.P. AS THE COMPANY'S AUDITORS.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company and San Giorgio System Technology S.p.A. ("SGST"), a subsidiary of Finmeccanica and a corporate affiliate of San Giorgio S.A. ("San Giorgio"), the Company's largest stockholder, are parties to an exclusive distributor agreement pursuant to which the Company has appointed SGST exclusive distributor in Italy of Concentra's products and customer support services for a three-year term which expired in June 1996. The agreement obligated SGST to make a payment to Concentra in the amount of $1.2 million, which was paid in four equal quarterly installments beginning July 1, 1993, in return for which SGST received the master copy of the licensed products with the right to resell 40 copies of the Concentra software to end users.

         The Company and Elsag International N.V. ("Elsag"), a subsidiary of Finmeccanica, entered into a Corporate Software License Agreement, which was subsequently assigned by Elsag to San Giorgio and thereafter by San Giorgio to Finmeccanica. Under this agreement, the Company granted 60 licenses for use of Concentra software by the Elsag Bailey Group, a division of Finmeccanica, at an aggregate purchase price of $2.8 million, payable in quarterly installments. As of March 31, 1995, the Company had received all payments due under the agreement and Finmeccanica had received the master copy of the licensed products. In the event Finmeccanica orders more than 60 licenses, such additional licenses may be purchased at a discount of 30% below Concentra's U.S. list price.

         The Company and Stephen J. Cucchiaro were parties to a Noncompetition and Termination Agreement. Prior to Mr. Cucchiaro's resignation as President on March 31, 1994, the Company modified its Noncompetition and Termination Agreement with him to provide for a severance payment to Mr. Cucchiaro in the amount of $141,500, payable in installments through March 1995. Mr. Cucchiaro is a director of the Company. The terms of the severance arrangement with Mr. Cucchiaro were reviewed and approved as consistent with similar arrangements within the software industry and in the best interest of the Company and its stockholders by the disinterested members of the Board of Directors.

         The Company has retained the law firm of Peabody & Arnold as general counsel. William E. Kelly, a director and Secretary of the Company, is a partner in Peabody & Arnold.

         Stephen J. Cucchiaro, a director of the Company, has since July 1, 1996 been the manager of record for two of the seven investment options available to eligible employees under the Company's 401(k) Plan. The decision to invest in these funds is at the discretion of the individual employee and is completely voluntary. Although Mr. Cucchiaro receives no compensation or remuneration directly from the Company for his role as the manager of record for the two funds, he is entitled to receive an annual management fee based on the amounts, if any, which are invested in the two funds by eligible employees; such management fee is payable from the accounts managed by Mr. Cucchiaro.

         On July 6, 1994, the Company adopted a policy that all transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors and
(ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

         Any stockholder proposal intended to be presented at the Company's 1997 annual meeting of stockholders must be received at the executive offices of the Company not later than March 31, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting.

                                  ANNUAL REPORT

         The Company's Annual Report to Stockholders for the fiscal year ended March 31, 1996 is being furnished to stockholders of record on July 23, 1996. The Annual Report to Stockholders does not constitute a part of the proxy soliciting material.

                                  OTHER MATTERS

         As of the date of this proxy statement, management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the Annual Meeting. The persons named in the enclosed form of proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in regard to such other matters and the transaction of such other business as may properly be brought before the Annual Meeting, in their best judgement.

                               FORM 10-K AVAILABLE

         THE ANNUAL REPORT OF THE COMPANY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, WHICH INCLUDES CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FOR THE COMPANY AND ITS SUBSIDIARIES, IS AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT 21 NORTH AVENUE, BURLINGTON, MASSACHUSETTS 01803.

                                                                      Appendix A


                              CONCENTRA CORPORATION

                                 1993 STOCK PLAN

         1. Purpose. This 1993 Stock Plan (the "Plan") is intended to provide incentives: (a) to the officers and other employees of Concentra Corporation (the "Company"), its parent (if any) and any present or future subsidiaries of the Company (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO" or "ISOs"); (b) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); (c) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with awards of stock in the Company ("Awards"); and (d) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options". Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights". As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation", respectively, as those terms are defined in Section 425 of the Code.

         2.       Administration of the Plan.

                  A. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may appoint a Stock Plan Committee (the "Committee") of three or more of its members to administer the Plan. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee, if so appointed, shall have the authority to (i) determine the employees of the Company and Related Corporation (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) to whom Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards may be granted or Purchases made; (iii) determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 6, and the purchase price of shares subject to each Purchase; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section

422A of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Rights granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

                  B. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. All references in this Plan to the Committee shall mean the Board if no Committee has been appointed. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

                  C. Stock Rights may be granted to members of the Board, but no Stock Right shall be granted to any person who is, at the time of the proposed grant, a member of the Board, unless such grant has been approved by a majority vote of the other members of the Board. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who are either (i) eligible for Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of Stock Rights.

                  D. Notwithstanding any other provision of this paragraph 2, in the event the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any grants to directors of Stock Rights made at any time from the effective date of such registration until six months after the termination of such registration shall be made only by the Board; provided, however, that if a majority of the Board is eligible to participate in the Plan or in any other stock option or other stock plan of the Company or any of its affiliates, or has been so eligible at any time within the preceding year, any grant to directors of Stock Rights must be made by, or only in accordance with the recommendation of, a committee consisting of three or more persons, who may but need not be directors or employees of the Company, appointed by the Board but having full authority to act in the matter, none of whom is eligible to participate in this Plan or any other stock option or other stock plan of the Company or any of its affiliates, or has been eligible at any time within the preceding year. The requirements imposed by the preceding sentence shall also apply with respect to grants to officers who are also directors. Once appointed, such Committee shall continue to serve until otherwise directed by the Board.

         3. Eligible Employees and Others. ISOs may be granted to any employee of the Company or any Related Corporation. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any director (whether or not an employee), officer, employee or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO, a Non-Qualified Option or an authorization to make a Purchase. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.

         4. Stock. The stock subject to Options, Awards and Purchases shall be authorized but unissued shares of Common Stock of the Company, par value $.00001 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 5,250,000, subject to adjustment as provided in paragraph 13. Any such shares may be issued as ISOs, Non-Qualified Options or Awards, or to persons or entities making Purchases, so long as the number of shares so issued does not exceed such number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any unvested shares issued pursuant to Awards or Purchases, the unpurchased shares subject to such Options and any unvested shares so reacquired by the Company shall again be available for grants of Stock Rights under the Plan.

         5. Granting of Stock Rights. Stock Rights may be granted under the Plan at any time on or after June 11, 1993 and prior to June 11, 2003. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert as ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 16.

         6.       Minimum Option Price; ISO Limitations.

                  A. The price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than the lesser of (i) the book value per share of Common Stock as of the end of the fiscal year of the Company immediately preceding the date of such grant, or (ii) 50 percent of the fair market value per share of Common Stock on the date of such grant.

                  B. The price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than 110 percent of the fair market value per share of Common Stock on the date of grant.

                  C. In no event shall the aggregate fair market value (determined at the time an ISO is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceed $100,000; provided that this paragraph 6(C) shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to Section 422A(b)(7) of the Code.

                  D. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

         7. Option Duration. Subject to earlier termination as provided in paragraphs 9 and 10, each Option shall expire on the date specified by the Committee, but not more than (i) ten years and one day from the date of grant in the case of Non-Qualified Options, (ii) ten years from the date of grant in the case of ISOs generally, and (iii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation. Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

         8. Exercise of Option. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

                  A. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

                  B. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

                  C. Each Option or installment may be exercised at the acceleration time named at the Board's discretion, or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

                  D. The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422A(b)(7) of the Code, as described in paragraph 6(C).

         9. Termination of Employment. If an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of 60 days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

         10.      Death; Disability.

                  A. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the ISO's specified expiration date or 180 days from the date of the optionee's death.

                  B. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the ISO's specified expiration date or 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute.

         11. Assignability. No Stock Right shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution, and during the lifetime of the grantee each Stock Right shall be exercisable only by him.

         12. Terms and Conditions of Options. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 and 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

         13. Adjustments. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

                  A. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

                  B. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or
(ii) upon written notice to the optionees, provided that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

                  C. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

                  D. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 425 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

                  E. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

                  F. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

                  G. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

                  H. Upon the happening of any of the foregoing events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

         If any person or entity owning restricted Common Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs A, B or C above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

         14. Means of Exercising Stock Rights. A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares or Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right, or (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Committee, by any combination of (a), (b) and (c) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c) or (d) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

         15. Term and Amendment of Plan. This Plan was adopted by the Board on June 11, 1993, subject (with respect to the validation of ISOs granted under the Plan) to approval of the Plan by the stockholders of the Company at the next Meeting of Stockholders or, in lieu thereof, by unanimous written consent. If the approval of the stockholders is not obtained by June 11, 1994, any grants of ISOs under the Plan made prior to that date will be rescinded. The Plan shall expire on June 11, 2003 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Stock Rights may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (d) the expiration date of the Plan may not be extended. Except as provided in the fourth sentence of this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without his consent, under any Stock Right previously granted to him.

         16. Conversion of ISOs into Non-Qualified Options; Termination of ISOs. The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the Optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

         17. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

         18. Governmental Regulation. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

         19. Withholding of Additional Income Taxes. Upon the exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 20) or the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder, the Company, in accordance with Section 3402(a) of the Code, may require the optionee, Award recipient or purchaser to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option,
(ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or (iv) the vesting of restricted Common Stock acquired by exercising a Stock Right on the grantee's payment of such additional withholding taxes.

         20. Notice to Company of Disqualifying Disposition. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the employee was granted the ISO, or (b) one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

         21. Governing Law; Construction. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Delaware. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

                              CONCENTRA CORPORATION

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 30, 1996

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 OF THE COMPANY

         The undersigned, revoking all prior proxies, hereby appoint(s) Lawrence
W. Rosenfeld and Gerald M. Schimmoeller, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of Concentra Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts 01730, on Friday, August 30, 1996 at 2:00 p.m., or any adjourned sessions thereof.

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholders. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned revokes this proxy in writing before it is exercised.

/X/      Please mark votes as in this example.

1. To elect the following persons to serve as directors for a term of three years (except as marked below):

         Nominees:  A. William Berkman, Jr. and William E. Kelly

                  For      / /                       Withheld          / /

         / /      ___________________________________________

                  (Instruction: To vote against an individual nominee, write the name of such nominee in the space provided above.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

         / /      MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.

2. To approve the adoption of an amendment to the Company's 1993 Stock Plan to increase by 250,000 the number of shares of Common Stock authorized for issuance under the 1993 Stock Plan as described in the accompanying proxy statement.

                  For  / /    Against    / /    Abstain    / /

3. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the 1997 fiscal year.

                  For  / /    Against    / /    Abstain    / /

4. To transact such other business as may properly come before the meeting or any adjournment or adjournments of the meeting.

                  For  / /    Against    / /    Abstain    / /

         Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:_____________________________        Date:____________________________

Signature:_____________________________        Date:____________________________